Exhibit 4(a)(3)


     OPTION NO. 95-ISO-

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                                  MILTOPE GROUP INC.



                     1995 STOCK OPTION AND PERFORMANCE AWARD PLAN

                                INCENTIVE STOCK OPTION

                                      GRANTED TO




                             ____________________________
                                       OPTIONEE




     _________________________               ____________________________
     Number of Shares                        Price per Share (Fair Market Value
                                             on Date of Grant)



     DATE GRANTED:____________               EXPIRATION DATE:_____________


     ===========================================================================

                           INCENTIVE STOCK OPTION AGREEMENT


               AGREEMENT made as of this [     ] day of [             ], [199__]
     between Miltope Group Inc., a Delaware corporation (hereinafter referred to
     as the "Company"), and [             ], residing at [             ]
     (hereinafter referred to as the "Employee").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -

               WHEREAS, the Company desires, in connection with the employment of the Employee and in accordance with its 1995 Stock Option and Performance Award Plan (the "Plan"), to provide the Employee with an opportunity to acquire Common Stock, $.01 par value (hereinafter referred to as "Common Stock"), of the Company on favorable terms and thereby increase his proprietary interest in the continued progress and success of the business of the Company;

               NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company and the Employee hereby agree as follows:

               1.   Confirmation of Grant of Option.  Pursuant to a
                    -------------------------------
     determination by the Stock Option Committee of the Board of Directors of
     the Company authorized to administer the Plan, made on [                  ]
     (the "Date of Grant") the Company, subject to the terms of the Plan and this Agreement, hereby confirms that the Employee has been granted as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, the right to purchase
     (hereinafter referred to as the "Option") an aggregate of [               ]
     shares of Common Stock, subject to adjustment as provided in Section 9 hereof (such shares, as adjusted, shall hereinafter be referred to as the "Shares"). The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

               2.   Purchase Price.  The purchase price of shares of Common
                    --------------
     Stock covered by the Option will be [$     ] per share, being not less than
     [100%] [110%] of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustment as provided in Section 9 hereof.

               3.   Exercise of Option.  The Option shall be exercisable on the
                    ------------------
     terms and conditions hereinafter set forth:

                    (a) The Option shall become exercisable cumulatively as to the following amounts of the number of Shares originally subject thereto (after giving effect to any adjustment pursuant to Section 9 hereof), on the dates indicated:

                         (i)  as to [     ] Shares on or after [not less than
          six (6) months after grant];

                         (ii)  as to [    ] Shares on or after [      ];

                         (iii)  as to [    ] Shares on or after [      ]; and

                         (iv)  as to [    ] Shares on or after [      ].

                    (b) The Option may be exercised pursuant to the provisions of this Section 3, by notice and payment to the Company as provided in Sections 12 and 17 hereof.

               4.   Term of Option.  The term of the Option shall be a period of
                    --------------
     [no more than [ten (10)] [five (5)]] years from the Date of Grant, subject to earlier termination or cancellation as provided in this Agreement. This Option, to the extent unexercised, shall expire at the end of the term set forth in the immediately preceding sentence. The holder of the Option shall not have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company) provided that the date of issuance shall not be earlier than the Closing Date (as hereinafter defined with respect to such shares pursuant to Section 12 hereof) upon purchase of such shares upon exercise of the Option.

               5.   Non-transferability of Option.  The Option shall not be
                    -----------------------------
     transferable otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and the Option may be exercised during the lifetime of the Employee only by him. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided in the next preceding sentence) or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the foregoing provisions of this
     Section 5 will not prejudice any rights or remedies which the Company or any Parent or Subsidiary may have under this Agreement or otherwise.

               6.   Exercise Upon Cessation of Employment.  (a) If the Employee
                    -------------------------------------
     at any time ceases to be an employee of the Company and of any Parent or Subsidiary by reason of his discharge for Good Cause the Option shall forthwith terminate and the Employee shall forfeit all rights hereunder. If, however, the Employee for any other reason (other than Disability or death) ceases to be such an employee, the Option may, subject to the provisions of Sections 5 and 8 hereof, be exercised by the Employee to the same extent the Employee would have been entitled under Section 3 hereof to exercise the Option on the day next preceding the date of such cessation of employment, at any time within three (3) months after such cessation of employment, at the end of which period the Option to the extent not then exercised, shall terminate and the Employee shall forfeit all rights hereunder, even if the Employee subsequently returns to the employ of the Company or any Parent or Subsidiary. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

                    (b) The Option shall not be affected by any change of duties or position of the Employee so long as he continues to be an employee of the Company or any subsidiary thereof. If the Employee is granted a temporary leave of absence, such leave of absence shall be deemed a continuation of his employment by the Company or any subsidiary thereof for the purposes of this Agreement, but only if and so long as the employing corporation consents thereto.

               7.   Exercise Upon Death or Disability.  (a)  If the Employee
                    ---------------------------------
     dies while he is employed by the Company or by any Parent or Subsidiary (or within three (3) months after his termination of employment other than for Good Cause), and on or after the first date upon which he would have been entitled to exercise the Option under the provisions of Section 3 hereof, the Option may, subject to the provisions of Sections 5 and 8 hereof, be exercised with respect to the shares of Common Stock as to which the deceased Employee had not exercised the Option at the time of his death (and only to the extent the Option was exercisable at the date of his death), by the estate of the Employee (or by the person or persons who acquire the right to exercise the Option by written designation of the Employee) at any time within the period ending one (1) year after the death of the Employee, at the end of which period the Option, to the extent not then exercised, shall terminate and the estate or other beneficiaries shall forfeit all rights hereunder. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

                    (b) In the event that the employment of the Employee by the Company and any Parent or Subsidiary is terminated by reason of the Disability of the Employee on or after the first date upon which he would have been entitled to exercise the Option under the provisions of Section 3 hereof, the Option may, subject to the provisions of Sections 5 and 8 hereof, be exercised with respect to the shares of Common Stock as to which he had not exercised the Option at the time of his Disability (and only to the extent the Option was exercisable at the date of such termination of employment) by the Employee at any time within the period ending one (1) year after the date of such termination of employment, at the end of which period the Option, to the extent not then exercised, shall terminate and the Employee shall forfeit all rights hereunder even if the Employee subsequently returns to the employ of the Company or any Parent or Subsidiary. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

               8.   Limitation on Exercisability.  To the extent the aggregate
                    ----------------------------
     of the (a) Fair Market Value of Common Stock (determined as of the date of this Agreement) subject to purchase under this Option and (b) the fair market values (determined as of the appropriate date(s) of grant) of all other shares of stock subject to incentive stock options granted to the Employee by the Company or any Parent or Subsidiary, which are exercisable for the first time by any individual during any calendar year, exceed(s) one hundred thousand dollars ($100,000), such excess shares of stock shall not be deemed to be purchased pursuant to incentive stock options. The terms of the immediately preceding sentence shall be applied by taking options into account in the order in which they are granted.

               9.   Adjustments.  In the event there is any change in the Common
                    -----------
     Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to this Option the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted; provided, however, that no such adjustment shall be made so as to deem such modification, extension or renewal of the Option as the issuance of a new option under Section 424(h) of the Code, or so as to prevent the Company or any other corporation or subsidiary thereof, if the Employee shall become employed by such corporation by reason of the transaction in respect of which such adjustment is made, from being a corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies.

               [10. Merger, Consolidation or Termination of Company.  Subject to
                    -----------------------------------------------
     the provisions of Section 8 hereof, upon (a) the merger or consolidation of the Company with or into another corporation, if the agreement of merger or consolidation does not provide for (i) the continuance of this Option, or
     (ii) the substitution of new option(s) for this Option, or for the assumption of such Option by the surviving corporation, or (b) the dissolution, liquidation, or sale of substantially all the assets, of the Company, the Employee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation or sale of assets to exercise this Option (to the extent not exercised and not otherwise expired or terminated) in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of this Option provided that any conditions precedent to the exercise of this Option, other than the passage of time, have occurred.
     The Company, to the extent practicable, shall give advance notice to the Employee of such merger, consolidation, dissolution, liquidation or sale of assets. To the extent this Option is not so exercised, it shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or sale of assets.]

               11.  Registration.  The shares of Common Stock subject hereto and
                    ------------
     issuable upon the exercise hereof may not be registered under the Securities Act of 1933, as amended, and, if required upon the request of counsel to the Company, the Employee will give a representation as to his investment intent with respect to such shares prior to their issuance as set forth in Section 12 hereof.

               The Company may register or qualify the shares covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to or after the exercise in whole or in part of the Option.

               12.  Method of Exercise of Option.  (a) Subject to the terms and
                    ----------------------------
     conditions of this Agreement, the Option shall be exercisable by notice (in the manner set forth in Exhibit A hereto) and payment to the Company in accordance with the procedure prescribed herein. Each such notice shall:

                         (i) state the election to exercise the Option and the number of Shares in respect of which it is being exercised;

                         (ii) contain a representation and agreement as to investment intent, if required by counsel to the Company with respect to such Shares, in form satisfactory to counsel for the Company;

                         (iii) be signed by the Employee or the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Employee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                         (iv) be received by the Company on or before the date of the expiration of this Option. In the event the date of expiration of this Option falls on a day which is not a regular business day at the Company's executive office in Hope Hull, Alabama, then such written notice must be received at such office on or before the last regular business day prior to such date of expiration.

                    (b) Upon receipt of such notice, the Company shall specify, by written notice to the Employee or to the person or persons exercising the Option, a date and time (such date and time being herein called the "Closing Date") and place for payment of the full purchase price of such Shares. The Closing Date shall not be more than fifteen days from the date the notice of exercise is received by the Company unless another date is agreed upon by the Company and the Employee or the person or persons exercising the Option or is required upon advice of counsel for the Company in order to meet the requirements of Section 13 hereof.

                    (c) Payment of the purchase price of any shares of Common Stock, in respect of which the Option shall be exercised, shall be made by the Employee or such person or persons at the place specified by the Company on or before the Closing Date by delivering to the Company (i) a certified or bank cashier's check payable to the order of the Company, or
     (ii) properly endorsed certificates of shares of Common Stock (or certificates accompanied by an appropriate stock power) with signature guaranties by a bank or trust company or (iii) any combination of (i) and
     (ii).

                    (d) The Option shall be deemed to have been exercised with respect to any particular shares of Common Stock if, and only if, the preceding provisions of this Section 12 and the provisions of Section 13 hereof shall have been complied with, in which event the Option shall be deemed to have been exercised on the date the notice of exercise of the Option was received by the Company. Anything in this Agreement to the contrary notwithstanding, any notice of exercise given pursuant to the provisions of this Section 12 shall be void and of no effect if all the preceding provisions of this Section 12 and the provisions of Section 13 shall not have been complied with.

                    (e) The certificate or certificates for shares of Common Stock as to which the Option shall be exercised will be registered in the name of the Employee (or in the name of the Employee's estate or other beneficiary if the Option is exercised after the Employee's death), or if the Option is exercised by the Employee and if the Employee so requests in the notice exercising the Option, will be registered in the name of the Employee and another person jointly, with right of survivorship and will be delivered on the Closing Date to the Employee at the place specified for the closing, but only upon compliance with all of the provisions of this Agreement.

                    (f) If the Employee fails to accept delivery of and pay for all or any part of the number of Shares specified in such notice upon tender or delivery thereof on the Closing Date, his right to exercise the Option with respect to such undelivered Shares may be terminated in the sole discretion of the Board of Directors of the Company. The Option may be exercised only with respect to full Shares.

                    (g) The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock purchased upon the exercise of any part of this Option prior to the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of shares thereupon. Such payment shall be made by the Employee in cash or, with the consent of the Company, by tendering to the Company shares of Common Stock equal in value to the amount of the required withholding. In the alternative, the Company may, at its option, satisfy such withholding requirements by withholding from the shares of Common Stock to be delivered to the Employee pursuant to an exercise of this Option a number of shares of Common Stock equal in value to the amount of the required withholding.

               13.  Approval of Counsel.  The exercise of the Option and the
                    -------------------
     issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed.

               14.  Resale of Common Stock.  (a) If so requested by the Company,
                    ----------------------
     upon any sale or transfer of the Common Stock purchased upon exercise of the Option, the Employee shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that either (i) the Common Stock to be sold or transferred has been registered under the Securities Act of 1933, as amended, and that there is in effect a current prospectus meeting the requirements of Section 10(a) of said Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Common Stock to be sold or transferred, or (ii) such Common Stock may then be sold without violating
     Section 5 of said Act.

                    (b) The Common Stock issued upon exercise of the Option shall bear the following legend if required by counsel for the Company:

                    THE SHARES EVIDENCED BY THIS CERTIFICATE MAY
                    NOT BE SOLD, TRANSFERRED, PLEDGED,
                    HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS
                    THEY HAVE FIRST BEEN REGISTERED UNDER THE
                    SECURITIES ACT OF 1933, AS AMENDED, OR
                    UNLESS, IN THE OPINION OF COUNSEL FOR THE
                    COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

               15.  Reservation of Shares.  The Company shall at all times
                    ---------------------
     during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

               16.  Limitation of Action.  The Employee and the Company each
                    --------------------
     acknowledges that every right of action accruing to him or it, as the case may be, and arising out of or in connection with this Agreement against the Company or a Parent or Subsidiary, on the one hand, or against the Employee, on the other hand, shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

               17.  Notices.  Each notice relating to this Agreement shall be in
                    -------
     writing and delivered in person or by certified mail to the proper address. All notices to the Company or the Committee shall be addressed to them at 500 Richardson Road South, Hope Hull, Alabama 36043, Attn: Vice President, Finance and Chief Financial Officer. All notices to the Employee shall be addressed to the Employee or such other person or persons at the Employee's address above specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

               18.  Benefits of Agreement.  This Agreement shall inure to the
                    ---------------------
     benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Employee and all rights granted to the Company under this Agreement shall be binding upon the Employee's heirs, legal representatives and successors.

               19.  Severability.  In the event that any one or more provisions
                    ------------
     of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

               20.  Governing Law.  This Agreement will be construed and
                    -------------
     governed in accordance with the laws of the State of New York.

               21.  Disposition of Shares.  By accepting this Agreement, the
                    ---------------------
     Employee agrees that in the event that he shall dispose (whether by sale, exchange, gift, or any like transfer) of any shares of Common Stock of the Company (to the extent such shares are deemed to be purchased pursuant to an incentive stock option) acquired by him pursuant hereto within two years of the date of grant of this Option or within one year after the acquisition of such shares pursuant hereto, he will notify the secretary of the Company no later than 15 days from the date of such disposition of the date or dates and the number of shares disposed of by him and the consideration received, if any, and, upon notification from the Company, promptly forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.

               [22. Acknowledgement of Employee.  The Employee represents and
                    ---------------------------
     agrees that as of the date of grant of this Option, he does not own (within the meaning of Section 422(b)(6) of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any Parent or Subsidiary].

               23.  Employment.  Nothing contained in this Agreement shall be
                    ----------
     construed as (a) a contract of employment between the Employee and the Company or any Parent or Subsidiary, (b) as a right of the Employee to be continued in the employ of the Company or any Parent or Subsidiary, or (c) as a limitation of the right of the Company or any Parent or Subsidiary to discharge the Employee at any time, with or without cause.

               24.  Definitions.  Unless otherwise defined herein, all
                    -----------
     capitalized terms shall have the same definitions as set forth under the Plan.

               25.  Incorporation of Terms of Plan.  This agreement shall be
                    ------------------------------
     interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries and the Employee has hereunto set his hand all as of the date, month and year first above written.

                                        MILTOPE GROUP INC.



                                        By:________________________________
                                            Name:
                                            Title:



                                        ___________________________________
                                        [Name of Employee]


                                        ___________________________________
                                        Social Security Number

     ATTEST:


     ________________________
     Secretary

                                                                       EXHIBIT A

                         INCENTIVE STOCK OPTION EXERCISE FORM


                                        [DATE]


     [Company Name]
     [Address]
     [City, State and Zip Code]
     Attention:  Secretary

     Dear Sirs:

               Pursuant to the provisions of the Incentive Stock Option
     Agreement dated [     ], whereby you have granted to me an incentive stock
     option to purchase [        ] shares of Common Stock of [            ]
     (the "Company"), I hereby notify you that I elect to exercise my
     option to purchase [           ] of the shares covered by such option at
     the price specified therein. In full payment of the price for the shares being purchased hereby, I am delivering to you herewith (a) a certified or bank cashier's check payable to the order of the Company in the amount of
     $_____________,* or (b) a certificate or certificates for [         ]
     shares of Common Stock of the Company, and which have a fair market value as of the date hereof of $_____________, and a certified or bank cashier's check, payable to the order of the Company, in the amount of $_____________.** Any such stock certificate or certificates are endorsed, or accompanied by an appropriate stock power, to the order of the Company, with my signature guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange. [I hereby acknowledge that I am purchasing these shares of Common Stock for investment purposes only and not for resale.]

                                        Very truly yours,


                                        _______________________________
                                        [Address]
                                        (For notices, reports, dividend checks
                                        and other communications to
                                        stockholders.)
     _____________________

     * $____________ of this amount is the purchase price of the shares, and the balance represents payment of withholding taxes as follows: State $______ and Local $________. No withholding will be required in states and localities which follow Federal tax law.

     ** $____________ of this amount is at least equal to the current market value of one share of Common Stock of the Company, and the balance represents payment of withholding taxes as follows: State $_________ and Local $_________. No withholding will be required in states and localities which follow Federal tax law.